SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 7, 1999 (April 29, 1999)

                           IRON MOUNTAIN INCORPORATED
             (Exact name of registrant as specified in its charter)

     Delaware                      0-27584                  04-3107342
 (State or other                 (Commission              (IRS Employer
 jurisdiction of                 File Number)           Identification No.)
  incorporation)


                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
          (Address of principal executive offices, including zip code)




                                 (617) 535-4766
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

     On April 29, 1999, Iron Mountain Incorporated (the "Company") reported higher revenues and EBITDA for the quarter ended March 31, 1999 compared with the same period in 1998. The Company reported a net loss of $149,000 ($0.01 per common share) for the quarter ended March 31, 1999 compared with a net loss of $314,000 ($0.01 per common share) for the same period in 1998.

     The Company's total consolidated revenues for the first quarter of 1999 grew to $120 million, an increase of 21 percent compared with the same period in 1998. The Company's consolidated earnings before interest, taxes, depreciation, amortization, extraordinary items and other income ("EBITDA") increased 23 percent to $28 million for the first quarter of 1999 compared with the same period in 1998.

     Revenues for the Company's core business of records and information management services grew to $109 million for the first quarter of 1999, an increase of 23 percent over the same period in 1998. EBITDA for the records and information management services business was $27 million, an increase of 24 percent over the same period in 1998. The revenue growth is comprised of growth through acquisitions and internal growth. Internal revenue growth for the first quarter of 1999 was 10 percent.

     Storage revenues increased to $68 million for the first quarter of 1999 from $53 million for the same period in 1998. This marks the 41st consecutive quarter for which the Company has reported increased storage revenues. Storage revenues, which are considered a key performance indicator for the records and information management services industry, are largely recurring since customers typically retain their records for many years.

     The Company's information technology staffing services business reported total revenues and EBITDA of $11 million and $0.5 million, respectively, for the first quarter of 1999 compared with revenues and EBITDA of $10 million and $.07 million, respectively, for the same period in 1998.

     On January 4, 1999, the Company purchased a controlling 50.1 percent interest in British Data Management ("BDM"), the Company's first major international acquisition. For consolidation purposes, the Company has designated October 31 as BDM's fiscal year end. Accordingly, the Company's first quarter results only include BDM's results from the date of purchase through the end of BDM's first fiscal quarter ended January 31, 1999. BDM contributed $2.9 million in revenues and $0.8 million in EBITDA to the Company's first quarter consolidated results without reduction for the 49.9 percent minority interest.


(c) Exhibits

Exhibit No.                Item
-----------                ----
99                    Press Release, dated as of April 29, 1999



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IRON MOUNTAIN INCORPORATED
                                      (Registrant)



                                      By:  /s/ Jean A. Bua
                                      Jean A. Bua
                                      Vice President and Corporate Controller


Date:   May 7, 1999






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